UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

GRAFTECH INTERNATIONAL LTD.
(Name of Registrant as Specified In Its Charter)

NATHAN MILIKOWSKY
DANIEL MILIKOWSKY
NM GTI INVESTMENTS LLC
DANIEL MILIKOWSKY FAMILY HOLDINGS, LLC
THE DANIEL AND SHARON MILIKOWSKY FAMILY FOUNDATION, INC.
THE REBECCA AND NATHAN MILIKOWSKY FAMILY FOUNDATION
KAREN FINERMAN

DAVID R. JARDINI

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATHAN MILIKOWSKY
DANIEL MILIKOWSKY
NM GTI INVESTMENTS LLC
DANIEL MILIKOWSKY FAMILY HOLDINGS, LLC
THE DANIEL AND SHARON MILIKOWSKY FAMILY FOUNDATION, INC.
THE REBECCA AND NATHAN MILIKOWSKY FAMILY FOUNDATION
KAREN FINERMAN
DAVID R. JARDINI

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GRAFTECH SHAREHOLDERS ELECT ALL THREE “SAVE GRAFTECH” NOMINEES TO BOARD OF DIRECTORS

Preliminary Results Indicate That Karen Finerman, David Jardini and Nathan Milikowsky

Have Been Elected to GrafTech Board

NEW YORK – May 15, 2014 – Save GrafTech, an investor group led by Nathan Milikowsky, a holder of over 11.2% of the common stock of GrafTech International Ltd. (NYSE: GTI), today announced that, based on preliminary voting results, GrafTech shareholders have overwhelmingly elected all three Save GrafTech nominees – Karen Finerman, David Jardini and Nathan Milikowsky – to serve on GrafTech’s seven-member Board of Directors. Based on preliminary results, incumbent directors Mary Cranston, Ferrell McClean and Steven Shawley were not reelected to the Board.

Nathan Milikowsky said, “This is a terrific outcome for GrafTech’s investors, customers and employees. We are gratified by the strong shareholder support our plan has received, and we are looking forward to working constructively with Joel Hawthorne and our other fellow directors to adopt sound strategies that will improve operations and enable the Company to realize its full potential. ”

Mr. Milikowsky added, “We would like to thank GrafTech’s dedicated employees, in particular, for maintaining their focus through what has been a long and distracting process. Their continued focus will be a key part of the Company’s future success.”

“We are incredibly excited by the opportunity to unlock value at GrafTech,” concluded Mr. Milikowsky. “We believe the Company can restore its position as the leader in the graphite electrode industry, and as directors, our primary focus will be on creating meaningful shareholder value.”

Media:

George Sard/Renée Soto/Jared Levy

Sard Verbinnen & Co

(212) 687-8080

Important information

On April 15, 2014 Nathan Milikowsky, Daniel Milikowsky, NM GTI Investments LLC, The Daniel Milikowsky Family Holdings, LLC, The Daniel and Sharon Milikowsky Family Foundation, Inc., and The Rebecca and Nathan Milikowsky Family Foundation (collectively, “Save GrafTech”) filed with the Securities and Exchange Commission (the “SEC”) and began distributing to the stockholders of GrafTech International, Ltd. (the “Company”) a definitive proxy statement and form of proxy (the “Proxy Statement”) in connection with the Company’s 2014 annual meeting of stockholders. SAVE GRAFTECH STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO CAREFULLY REVIEW THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE SAVE GRAFTECH’S PARTICIPANTS IN SUCH PROXY SOLICITATION. SAVE GRAFTECH’S PROXY STATEMENT, AS FILED, AND ANY FURTHER AMENDMENTS, SUPPLEMENTS OR OTHER RELEVANT PROXY SOLICITATION DOCUMENTS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT WWW.SEC.GOV, or by CONTACTING D.F. KING & CO., INC. BY TELEPHONE AT THE FOLLOWING NUMBERS: BANKS AND BROKERS CALL COLLECT: (212) 269-5550 AND ALL OTHERS, INCLUDING SHAREHOLDERS, CALL TOLL-FREE: (800) 628-8532.

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